Exhibit 99.2

GLOBAL MEDICAL REIT INC.

Overview to Unaudited Pro Forma Consolidated Financial Statements

Global Medical REIT Inc. (the “Company,” “our,” “we”) is a Maryland corporation engaged primarily in the acquisition of purpose-built healthcare facilities and the leasing of those facilities to strong healthcare systems and physician groups with leading market share.

The accompanying unaudited pro forma consolidated financial statements have been derived from our historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2019 is presented to reflect pro forma adjustments as if the Company’s acquisition on April 15, 2019 of a portfolio of four in-patient rehabilitation facilities located in Las Vegas, Nevada; Surprise, Arizona; Oklahoma City, Oklahoma and Mishawaka, Indiana (collectively, the “CNL Portfolio”) was completed on March 31, 2019. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and the twelve months ended December 31, 2018 are presented as if the acquisition of the CNL Portfolio on April 15, 2019 was completed on January 1, 2018. The unaudited pro forma consolidated statements of operations have also been adjusted to reflect the pro forma consolidated results of operations of the facilities that we acquired during the year ended December 31, 2018 and during the three months ended March 31, 2019, reflecting the pro forma operations of these acquisitions from the period January 1, 2018 through the respective dates of acquisition (refer to the “Previously Disclosed Acquisitions” columns).

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) our historical unaudited consolidated financial statements as of March 31, 2019 and for the three months ended March 31, 2019, (ii) our audited consolidated financial statements as of December 31, 2018 and for the twelve months ended December 31, 2018, (iii) the “Cautionary Note Regarding Forward-Looking Statements” contained in those filings, and (iv) the “Risk Factors” sections contained in those filings.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of March 31, 2019 assuming the transactions and adjustments reflected therein had been consummated on March 31, 2019 and what our actual consolidated results of operations would have been for the three months ended March 31, 2019 and the twelve months ended December 31, 2018 assuming the transactions and adjustments reflected therein had been completed on January 1, 2018, and additionally are not indicative of our consolidated future financial condition, consolidated results of operations, or consolidated cash flows, and should not be viewed as indicative of our future consolidated financial condition, consolidated results of operations, or consolidated cash flows.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Balance Sheet

(unaudited and in thousands, except par values)

	As of March 31, 2019
	Historical (a)	Pro Forma Adjustments		Pro Forma

Investment in real estate:
Land	$68,326	8,494	(b)	$76,820
Building	533,430	63,513	(b)	596,943
Site improvements	6,982	689	(b)	7,671
Tenant improvements	16,206	11,143	(b)	27,349
Acquired lease intangible assets	43,987	11,532	(b)	55,519
	668,931	95,371		764,302
Less: accumulated depreciation and amortization	(35,771)	-		(35,771)
Investment in real estate, net	633,160	95,371		728,531
Cash and cash equivalents	1,844	(4,152	)(c)	(2,308)
Restricted cash	1,464	-		1,464
Tenant receivables	3,559	-		3,559
Escrow deposits	3,296	-		3,296
Deferred assets	10,358	-		10,358
Other assets	3,009	(357	)(d)	2,652
Total assets	$656,690	90,862		$747,552

Liabilities and Stockholders’ Equity
Liabilities:
Credit facility, net of amortized discount of $3,682 at March 31, 2019	$219,993	90,000	(c)	$309,993
Notes payable, net of unamortized discount of $766 at March 31, 2019	38,652	-		38,652
Accounts payable and accrued expenses	3,385	-		3,385
Dividends payable	8,985	-		8,985
Security deposits and other	4,122	-		4,122
Due to related parties, net	1,100	-		1,100
Derivative liability	5,520	-		5,520
Other liability	2,367	-		2,367
Acquired lease intangible liability, net	2,004	862	(b)	2,866
Total liabilities	286,128	90,862		376,990
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2019 (liquidation preference of $77,625 at March 31, 2019)	74,959	-		74,959
Common stock $0.001 par value, 500,000 shares authorized; 34,555 shares issued and outstanding at March 31, 2019	35	-		35
Additional paid-in capital	322,359	-		322,359
Accumulated deficit	(51,390)	-		(51,390)
Accumulated other comprehensive loss	(5,743)	-		(5,743)
Total Global Medical REIT Inc. stockholders’ equity	340,220	-		340,220
Noncontrolling interest	30,342	-		30,342
Total stockholders' equity	370,562	-		370,562
Total liabilities and stockholders' equity	$656,690	90,862		$747,552

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited and in thousands, except per share amounts)

	For the Three Months Ended March 31, 2019
	Historical (a)	Previously Disclosed Acquisitions (b)	Historical plus Previously Disclosed Acquisitions	CNL Portfolio Pro Forma		Pro Forma

Revenue
Rental revenue	$15,141	500	15,641	1,847	(c)	$17,488
Other income	59	-	59	-		59
Total revenue	15,200	500	15,700	1,847		17,547

Expenses
General and administrative	1,606	-	1,606	-		1,606
Operating expenses	1,323	139	1,462	18	(d)	1,480
Management fees – related party	1,334	-	1,334	-		1,334
Depreciation expense	3,867	90	3,957	754	(e)	4,711
Amortization expense	1,002	6	1,008	324	(f)	1,332
Interest expense	4,025	118	4,143	1,037	(g)	5,180
Total expenses	13,157	353	13,510	2,133		15,643

Net income (loss)	$2,043	147	2,190	(286)		$1,904
Less: Preferred stock dividends	(1,455)	-	(1,455)	-		(1,455)
Less: Net (income) loss attributable to noncontrolling interests	(60)	(15)	(75)	29		(46)
Net income (loss) attributable to common stockholders	$528	132	660	(257)		$403

Net income attributable to common stockholders per share – basic and diluted	$0.02					$0.01

Weighted average shares outstanding – basic and diluted	27,380					27,380

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Pro Forma Consolidated Statement of Operations

(unaudited and in thousands, except per share amounts)

	For the Year Ended December 31, 2018
	Historical (a)	Previously Disclosed Acquisitions (b)	Historical plus Previously Disclosed Acquisitions	CNL Portfolio Pro Forma		Pro Forma

Revenue
Rental revenue	$53,138	11,540	64,678	7,388	(c)	$72,066
Other income	54	-	54	-		54
Total revenue	53,192	11,540	64,732	7,388		72,120

Expenses
General and administrative	5,537	-	5,537	-		5,537
Operating expenses	3,720	2,602	6,322	73	(d)	6,395
Management fees – related party	4,422	-	4,422	-		4,422
Depreciation expense	13,644	2,622	16,266	3,018	(e)	19,284
Amortization expense	3,625	395	4,020	1,294	(f)	5,314
Interest expense	14,975	4,056	19,031	3,679	(g)	22,710
Acquisition fees	383	-	383	-		383
Total expenses	46,306	9,675	55,981	8,064		64,045

Income (loss) before gain on sale of investment properties	6,886	1,865	8,751	(676)		8,075
Gain on sale of investment property	7,675	-	7,675	-		7,675

Net income (loss)	$14,561	1,865	16,426	(676)		$15,750
Less: Preferred stock dividends	(5,822)	-	(5,822)	-		(5,822)
Less: Net (income) loss attributable to noncontrolling interests	(1,071)	(235)	(1,306)	85		(1,221)
Net income (loss) attributable to common stockholders	$7,668	1,630	9,298	(591)		$8,707

Net income attributable to common stockholders per share – basic and diluted	$0.35					$0.40

Weighted average shares outstanding – basic and diluted	21,971					21,971

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

GLOBAL MEDICAL REIT INC.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Overview of Unaudited Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations for Global Medical REIT Inc. (the “Company”) presents the pro forma impact of the acquisition of a portfolio of four in-patient rehabilitation facilities located in Las Vegas, Nevada; Surprise, Arizona; Oklahoma City, Oklahoma and Mishawaka, Indiana (collectively, the “CNL Portfolio”). The unaudited pro forma consolidated statements of operations have also been adjusted to reflect the pro forma consolidated results of operations of the facilities that the Company acquired during the year ended December 31, 2018 and during the three months ended March 31, 2019, reflecting the pro forma operations of these acquisitions from the period January 1, 2018 through the respective dates of acquisition (refer to the “Previously Disclosed Acquisitions” columns). On April 15, 2019, the Company, through a wholly-owned subsidiary of Global Medical REIT L.P., the Company’s operating partnership (the “OP”) acquired the CNL Portfolio and assumed the sellers’ interest, as lessor, in four triple-net leases (collectively, the “CNL Portfolio Leases”) with (i) Encompass Health (Las Vegas, Nevada facility); (ii) a joint venture between Cobalt Rehabilitation and Tenet Healthcare (the Surprise, Arizona facility); (iii) a joint venture between Mercy Health and Kindred Healthcare (the Oklahoma City, Oklahoma facility); and (iv) St. Joseph’s Health System (the Mishawaka, Indiana facility). The CNL Portfolio Leases have a weighted average remaining lease term of approximately 8.3 years, with the Las Vegas, Nevada facility lease containing four, five-year renewal options; the Surprise, Arizona facility lease containing two, five-year renewal options; the Oklahoma City, Oklahoma facility lease containing three, 10-year renewal options and the Mishawaka, Indiana facility lease containing two, five-year renewal options. The aggregate purchase price for the CNL Portfolio was $94 million.

Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited pro forma consolidated balance sheet assumes the acquisition was completed on March 31, 2019. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction and (2) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated balance sheet.

Unaudited Pro Forma Consolidated Statements of Operations

The accompanying unaudited pro forma consolidated statement of operations for the three months ended March 31, 2019 and the year ended December 31, 2018, assumes the acquisition of the CNL Portfolio and all “Previously Disclosed Acquisitions” were completed on January 1, 2018 and the effect of all adjustments are computed through the end of the three and twelve-month periods presented. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction, (2) expected to have a continuing impact on the registrant, and (3) factually supportable.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated statements of operations for each period presented.

Note 2 — Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(a)	This column represents the historical amounts contained in the Company’s consolidated balance sheet as of March 31, 2019 as presented in its Form 10-Q as of March 31, 2019.
(b)	Represents the preliminary fair value purchase price allocation of the tangible and intangible assets and intangible liability acquired in connection with the acquisition of the CNL Portfolio, as presented in the following table:

Land and site improvements	$9,183
Building and tenant improvements	74,656
In-place leases	6,977
Above market lease intangibles	1,539
Leasing costs	3,016
Below market lease intangible	(862)
Total purchase price	$94,509

(c)	Represents funding sources utilized for the acquisition of the CNL Portfolio consisting of borrowings received from the credit facility and cash paid from the Company’s available cash on hand.
(d)	Represents capitalized pre-acquisition costs related to the CNL Portfolio that are removed from “other assets” commensurate with the completed acquisition and allocated to tangible and intangible assets acquired.

Note 3 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Three Months Ended March 31, 2019

(a)	This column represents the historical amounts contained in the Company’s consolidated statement of operations for the three months ended March 31, 2019 as presented in its Form 10-Q for the quarter ended March 31, 2019.
(b)	This column presents the consolidated results of operations for acquisitions that were completed during the three months ended March 31, 2019 as if the acquisitions occurred on January 1, 2018. The facilities acquired and the related acquisition dates are listed in the table below:

2019 Acquisitions:

Facility	Date Acquired

Zachary	February 28, 2019
Gilbert and Chandler	March 19, 2019

(c)	Represents rental revenue earned on the CNL Portfolio Leases. For leases with contingent rental escalators the pro forma adjustment is recorded based on the contractual cash rental payments due during the period. For leases with fixed annual rental escalators the pro forma adjustment is recorded on a straight-line basis over the initial lease term.
(d)	Represents expense recoveries related to tenant reimbursement of real estate taxes, insurance, and certain other operating expenses. We recognize these reimbursements on a gross basis meaning there is an equal amount included in rental revenue.
(e)	Represents depreciation expense incurred on the buildings at the four facilities using an estimated remaining useful life of 35 to 45 years, on the site improvements over their estimated remain life of 4 to 8 years, and on the tenant improvements over the remaining lease term of 5.75 to 11.75 years.
(f)	Represents amortization expense incurred on the in-place lease and leasing cost intangible assets computed over the remaining lease term of 5.75 to 11.75 years.
(g)	Represents interest expense incurred on the borrowings from the credit facility used to fund the acquisition at an interest rate of approximately 4.6%, as well as the amortization of the related deferred financing costs.

Note 4 — Unaudited Pro Forma Consolidated Statement of Operations Adjustments – Year Ended December 31, 2018

(a)	This column represents the historical amounts contained in the Company’s consolidated statement of operations for the year ended December 31, 2018 as presented in its Form 10-K for the year ended December 31, 2018. The Company reclassified the line item “expense recoveries” on its historical consolidated statement of operations to present this amount as a component of “rental revenue.” This presentation is consistent with the historical presentation for the three months ended March 31, 2019.
(b)	This column presents the consolidated results of operations for acquisitions that were completed during year ended December 31, 2018 and the three months ended March 31, 2019 as if the acquisitions occurred on January 1, 2018. The facilities acquired and the related acquisition completion dates are listed in the table below:

2019 Acquisitions:

Facility	Date Acquired

Zachary	February 28, 2019
Gilbert and Chandler	March 19, 2019

2018 Acquisitions:

Facility	Date Acquired	Facility	Date Acquired

Moline / Silvis	January 24, 2018	Derby	August 3, 2018
Freemont	February 9, 2018	Bountiful	October 12, 2018
Gainesville	February 23, 2018	Cincinnati	October 30, 2018
Dallas	March 1,2018	Melbourne	November 16, 2018
Orlando	March 22,2018	Southern IL	November 30, 2018
Belpre	April 19, 2018	Vernon	December 19, 2018
McAllen	July 3, 2018	Corona	December 31, 2018

(c)	Represents rental revenue earned on the CNL Portfolio Leases. For leases with contingent rental escalators the pro forma adjustment is recorded based on the contractual cash rental payments due during the period. For leases with fixed annual rental escalators the pro forma adjustment is recorded on a straight-line basis over the initial lease term.
(d)	Represents expense recoveries related to tenant reimbursement of real estate taxes, insurance, and certain other operating expenses. We recognize these reimbursements on a gross basis meaning there is an equal amount included in rental revenue.
(e)	Represents depreciation expense incurred on the buildings at the four facilities using an estimated remaining useful life of 35 to 45 years, on the site improvements over their estimated remain life of 4 to 8 years, and on the tenant improvements over the remaining lease term of 5.75 to 11.75 years.
(f)	Represents amortization expense incurred on the in-place lease and leasing cost intangible assets computed over the remaining lease term of 5.75 to 11.75 years.
(g)	Represents interest expense incurred on the borrowings from the revolving credit facility used to fund the acquisition at an interest rate of approximately 4.1%, as well as the amortization of the related deferred financing costs.

GLOBAL MEDICAL REIT INC.

Pro Forma Statement of Taxable Operating Results and Cash to be Made Available by Operations

(unaudited and in thousands)

The following represents an estimate of the taxable operating results and cash to be made available by operations of the Company based upon the unaudited pro forma consolidated statement of operations for the year ended December 31, 2018. These estimated results do not purport to represent the consolidated results of operations for the Company in the future and were prepared based on the assumptions outlined in the unaudited pro forma consolidated statement of operations, which should be read in conjunction with this statement.

Net income attributable to common stockholders	$8,707
Net book depreciation in excess of tax depreciation	2,385
Net book amortization in excess of tax amortization	2,461
Gain on sale of investment property deferred for tax purposes	(7,675)
Other book / tax differences	108
Estimated taxable operating income	5,986

Adjustments:
Depreciation	19,284
Net book depreciation in excess of tax depreciation	(2,385)
Amortization	5,314
Net book amortization in excess of tax amortization	(2,461)
Estimated cash to be made available from operations	$25,738

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